UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2017 (July 18, 2017)

Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas  78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                Entry into a Material Definitive Agreement.

Cooperation Agreement with Sidus Investment Management

On July 18, 2017, Harte Hanks, Inc. (“Harte Hanks”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Sidus Investment Management, LLC and certain of its affiliates (collectively, “Sidus Management”) regarding the membership and composition of Harte Hanks’ Board of Directors (the “Board”).

Pursuant to the Cooperation Agreement, Harte Hanks agreed, among other things, to (i) increase the size of the Board from seven to eight members, effective July 18, 2017, with the resulting vacancy allocated to Class II of the Board, (ii) appoint Alfred V. Tobia Jr. and Melvin L. Keating to the Board as Class II directors, effective July 18, 2017, and (iii) appoint Mr. Keating to Harte Hanks’ audit committee and Mr. Tobia to Harte Hanks’ compensation committee, effective July 18, 2017. Messrs. Tobia and Keating will hold office until Harte Hanks’ 2019 annual meeting of stockholders and until a respective successor is elected and qualified.

Sidus Management is the beneficial owner in the aggregate of 1,550,000 shares of Harte Hanks’ common stock. Pursuant to the Cooperation Agreement, Sidus Management agreed to irrevocably withdraw its notice of nomination submitted to Harte Hanks on June 15, 2017 promptly following the signing of the Cooperation Agreement.

The foregoing description of the Cooperation Agreement is subject to and qualified in its entirety by reference to the full text of the Cooperation Agreement, which is filed as Exhibit 10.1 hereto.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Cooperation Agreement, Harte Hanks accepted the resignation of Stephen E. Carley from the Board, effective July 18, 2017.

Item 7.01                Regulation FD Disclosure.

On July 19, 2017, Harte Hanks issued a press release announcing its entry into the Cooperation Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

10.1            Cooperation Agreement, dated July 18, 2017, by and among Harte Hanks, Inc., Sidus Investment Management, LLC, Sidus Investment Partners, L.P., Sidus Double Alpha Fund, L.P., Sidus Double Alpha Fund, Ltd., Sidus Advisors, LLC, Michael J. Barone and Alfred V. Tobia, Jr.

99.1            Press Release of Harte Hanks, Inc. dated July 19, 2017.

Important Additional Information and Where to Find It

Harte Hanks, its directors and/or its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Harte Hanks’ stockholders in connection with Harte Hanks’ 2017 annual meeting of stockholders (the “2017 Annual Meeting”). Harte Hanks plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”).

STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HARTE HANKS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Such information can also be found in Harte Hanks’ definitive proxy statement for the 2016 Annual Meeting of Stockholders, filed with the SEC on April 11, 2016. To the extent holdings of Harte Hanks’ securities have changed since the amounts shown in the definitive proxy statement for the 2016 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement (including any amendments or supplements thereto) and any other documents filed by Harte Hanks with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (www.sec.gov), at Harte Hanks’ website (www.hartehanks.com), or by writing to Harte Hanks’ Corporate Secretary at Harte Hanks, 9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216, or by calling Harte Hanks’ Corporate Secretary at (210) 829-9000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Dated: July 19, 2017

By:	/s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1

Cooperation Agreement, dated July 18, 2017, by and among Harte Hanks, Inc., Sidus Investment Management, LLC, Sidus Investment Partners, L.P., Sidus Double Alpha Fund, L.P., Sidus Double Alpha Fund, Ltd., Sidus Advisors, LLC, Michael J. Barone and Alfred V. Tobia, Jr.

99.1	Press Release of Harte Hanks, Inc. dated July 19, 2017.